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                                                                      Exhibit 99

For Immediate Release         Contact: Kathleen Bruegenhemke
                                       Senior Vice President, Investor Relations
                                       TEL: 573.761.6100   FAX: 573.761.6272

                       EXCHANGE NATIONAL BANCSHARES, INC.
                      OF JEFFERSON CITY, MISSOURI DECLARES
                       SPECIAL DIVIDEND OF $0.09 PER SHARE

                  JEFFERSON CITY, MO, September 29, 2004 - Today, the board of directors of Exchange National Bancshares, Inc. (NASDAQ: EXJF) has voted a special cash dividend of 9 cents per share, payable December 1, 2004 to shareholders of record at the close of business on November 15, 2004.

                  In commenting on the dividend, James E. Smith, Chairman and CEO stated, "We are proud to once again demonstrate our financial strength through 18 consecutive years of payment of a special dividend."

                  Exchange National Bancshares, a multi-bank holding company headquartered in Jefferson City, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Citizens Union State Bank & Trust of Clinton with locations in Springfield, Lee's Summit, Branson, Windsor, Collins and Osceola; and Osage Valley Bank of Warsaw.


Statements made in this press release that suggest Exchange National Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.